UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

July 31, 2026

Item 1.01. Entry into a Material Definitive Agreement.

Leonite 2026 Secured Financing

As previously disclosed, on June 30, 2026, OS Therapies Incorporated (the “Company”), together with its wholly owned subsidiaries, entered into a securities purchase agreement (the “Leonite SPA”) with Leonite Fund I, LP (“Leonite”) and related transaction documents, pursuant to which the Company issued and sold to Leonite, in a private placement (the “Leonite Private Placement”), a senior secured convertible promissory note in an aggregate principal amount of up to $10,000,000 (the “Leonite Note”). As additional consideration for Leonite’s purchase of the Note, the Company issued to Leonite (i) 275,000 shares of the Company’s common stock (the “Leonite Commitment Shares”) and (ii) a five-year warrant (the “Leonite Warrant”) to purchase up to 1,750,000 shares of the Company’s common stock at an initial exercise price of $2.85 per share, subject to adjustment.

Pursuant to the Leonite SPA, Leonite agreed to purchase the Leonite Note in one or more tranches, in an aggregate principal amount of up to $10,000,000. Each funded tranche was subject to an original issue discount of 7.5%, which was included in the principal amount of the Leonite Note and was earned only upon the funding of such tranche. On July 2, 2026, Leonite funded the initial tranche in the principal amount of $1,600,000 (less $35,000 retained by Leonite for legal fees and expenses).

The Leonite Note was secured by a continuing first-priority security interest in substantially all of the Company’s and its subsidiaries’ existing and after-acquired assets, subject to certain exclusions, including intellectual property assets. Notwithstanding such exclusions, the collateral included accounts, payment intangibles and other rights to payment arising from the sale, license or other disposition of intellectual property.

Leonite Settlement

On July 31, 2026, the Company, together with its wholly owned subsidiaries, entered into a settlement agreement and mutual release with Leonite (the “Leonite Settlement Agreement”), pursuant to which the Company agreed to pay Leonite $1,900,000 in cash (the “Leonite Settlement Payment”) and issue to Leonite 500,000 shares of the Company’s common stock (the “Leonite Settlement Shares”) on or before August 7, 2026 (the “Outside Date”) in full and complete satisfaction of all amounts outstanding under the Leonite Note and the other transaction documents related to the Leonite Private Placement (the “Leonite Settlement”).

The Leonite Settlement Agreement requires that the Leonite Settlement Shares be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-289443) and a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on or prior to the date of issuance of the Leonite Settlement Shares.

The closing of the Leonite Settlement will occur upon Leonite’s receipt of both the Leonite Settlement Payment and the Leonite Settlement Shares (the “Settlement Closing”), which the Company expects to occur on or before the Outside Date. Effective upon the Settlement Closing: (i) the Leonite Note and all amounts outstanding thereunder will be deemed fully paid, satisfied, discharged and cancelled, and all conversion rights thereunder will terminate; (ii) the Leonite Warrant will be terminated and cancelled in its entirety, unexercised; (iii) the Leonite Commitment Shares will be surrendered by Leonite to the Company for cancellation; (iv) the Leonite SPA, the related security agreement and all other transaction documents entered into in connection with the Leonite Private Placement will terminate and cease to be of any further force or effect, including all rights of Leonite under the participation rights, rights of first refusal, future financing rights, disclosure rights relating to future financings, rollover rights and registration rights provisions of the Leonite SPA; and (v) all security interests, liens, pledges and other collateral granted to or for the benefit of Leonite will be automatically, unconditionally and irrevocably released, terminated and discharged, and all assets assigned to Leonite by OS Therapies UK Ltd, our wholly owned subsidiary (“OSUK”), including value added tax repayments and research and development tax relief claims, will revert to OSUK free and clear of any claim or lien of Leonite.

Pursuant to the Leonite Settlement Agreement, effective upon the Settlement Closing, the parties agreed to exchange unconditional mutual releases of all claims, counterclaims, demands, actions and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of, relating to or in connection with any act, omission, event or occurrence existing at or prior to the Settlement Closing, including the transaction documents entered into in connection with the Leonite Private Placement, the transactions contemplated thereby and the disputes between the parties, subject to a customary carve-out preserving the parties’ respective rights and obligations under the Leonite Settlement Agreement. Each party also agreed to waive, to the fullest extent permitted by law, the provisions, rights and benefits of any statute, rule, doctrine or common law principle that would limit the scope or effectiveness of a general release with respect to unknown or unsuspected claims.

If the Settlement Closing has not occurred on or before the Outside Date (other than due to Leonite’s willful refusal to accept a proper tender), the Company has a five-business day cure period. If the Settlement Closing has not occurred by the end of the cure period, Leonite will have the right to terminate the Leonite Settlement Agreement, in which case the Leonite Note, the Leonite Warrant and all other transaction documents entered into in connection with the Leonite Private Placement would continue in full force and effect as if the Leonite Settlement Agreement had never been executed, and all rights, remedies, claims, defaults and events of default of Leonite thereunder would be expressly reserved and preserved. Any portion of the Leonite Settlement Payment received by Leonite prior to such termination would be retained by Leonite and applied against amounts outstanding under the Leonite Note. In such event, the Company would remain subject to all of its obligations under the Leonite Note, including payment of up to $10,000,000 in principal, interest at 9% per annum and other amounts, and the Company’s assets would remain subject to Leonite’s first-priority security interest.

On August 2, 2026, in connection with the Leonite Settlement, the Company issued to an accredited investor a bridge convertible promissory note in the principal amount of $2,200,000 (the “Bridge Note”) for a purchase price of $2,190,000. The Bridge Note does not bear interest and matures on September 1, 2026, unless earlier converted by the holder. The Company may not prepay the Bridge Note without the prior written consent of the holder. Upon the initial closing of a private offering by the Company of original issue discount promissory notes in an aggregate principal amount of up to $10,000,000, the outstanding principal amount of the Bridge Note will automatically convert into the securities issued in such offering on the same terms as the other purchasers in the offering. The Bridge Note also contains customary events of default, upon the occurrence of which the holder may declare the outstanding principal amount of the Bridge Note to be immediately due and payable.

On August 3, 2026, in accordance with the terms of the Bridge Note, the Company used the proceeds of the Bridge Note to fund the Leonite Settlement Payment. The remaining proceeds from the Bridge Note will be used for general working capital and ordinary course operating expenses of the Company.

The Leonite Settlement Shares are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-289443) filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 8, 2025 and declared effective by the SEC on August 25, 2025, and the prospectus supplement dated August 6, 2026 filed by the Company with the SEC on August 6, 2026. The Company expects to issue to Leonite the Leonite Settlement Shares on or about August 6, 2026.

The foregoing descriptions of the Leonite Settlement Agreement and Bridge Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Leonite Settlement Agreement and the form of Bridge Note, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Leonite Settlement Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of the Leonite Settlement Agreement and as of specific dates, were solely for the benefit of the parties to the Leonite Settlement Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Leonite Settlement Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Leonite Settlement Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s reports and other filings with the SEC.

The legal opinion, including the related consent, of Olshan Frome Wolosky LLP relating to the issuance and sale of the Settlement Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Bridge Note is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Bridge Note is hereby incorporated by reference into this Item 3.02. The Bridge Note was offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The purchaser of the Bridge Note represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Bridge Convertible Promissory Note.
5.1	Opinion of Olshan Frome Wolosky LLP.
10.1*	Settlement Agreement and Mutual Release, dated as of July 31, 2026, among OS Therapies Incorporated, OS Animal Health Inc., OS Therapies UK LTD and Leonite Fund I, LP.
23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: August 6, 2026	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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